                                                                    EXHIBIT 99.1
FOR IMMEDIATE RELEASE

               HOME PROPERTIES REPORTS SECOND QUARTER 2005 RESULTS
                 FFO Per Share Meets Wall Street's Mean Estimate

ROCHESTER,  NY,  August  4, 2005 - Home  Properties  (NYSE:HME)  today  released financial  results for the second  quarter ending June 30, 2005. All results are reported on a diluted basis.

"Financial  results in the second  quarter  continued  to improve over last year with rental rates, revenue and net operating income contributing to higher Funds from Operations  which met analysts' mean estimate," said Edward J.  Pettinella,
President  and CEO.  "Traffic was up 3% over the year-ago  quarter,  with signed leases up 19%,  which bodes well for improved  revenue growth in the second half of the year," he continued.

Earnings  per  share  ("EPS")  for the  quarter  ended  June 30,  2005 was $0.25 compared to $0.26 for the quarter  ended June 30,  2004.  EPS for the six months ended June 30, 2005 was $0.19  compared  to $0.40 for the six months  ended June
30, 2004, or a decrease of 53%,  primarily  attributable  to the $7.7 million of additional  impairment charges taken on the remaining  affordable  properties in the first quarter of 2005.

For the quarter  ended June 30, 2005,  Funds From  Operations  ("FFO") was $36.4
million,  or $0.75 per share, as compared to $35.9 million,  or $0.72 per share, for the quarter ended June 30,  2004.  These results met analysts' mean estimate as  reported  by First Call and equate to a 1.0%  increase in total FFO from the comparable  prior-year  period and a 4.2% increase on a per-share basis.  Before the effects of real estate impairment charges, FFO in 2004 would have been $37.0 million,  or $0.74 per  share.  A  reconciliation  of FFO to GAAP net  income is included in the financial data accompanying this news release.

Second Quarter Operating Results
--------------------------------

For the  second  quarter  of 2005,  same-property  comparisons  (for 139  "Core"
properties  containing  39,284  apartment  units  owned  since  January 1, 2004)
reflected an increase in total  revenues of 1.9% as compared to the same quarter a year ago.  Net  operating  income  ("NOI")  increased  by 0.1% from the second quarter of 2004.  Property level  operating  expenses  increased by 4.2% for the quarter,  primarily  due to  increases in natural gas heating  costs,  personnel expense and real  estate  taxes,  offset in part by a  reduction  in repairs and maintenance and property insurance.

Average  economic  occupancy for the Core properties was 93.2% during the second quarter of 2005,  down from 93.8%  during  the second  quarter of 2004.  Average monthly rental rates increased 2.1% to $967 as compared to the year-ago period.

On a sequential  basis,  compared to the 2005 first quarter results for the Core properties,  total revenues were up 2.0% in the second quarter of 2005, expenses were down 8.0% and net operating income was up 10.6%. Average economic occupancy improved by 0.9%,  with a 0.4% increase to average  monthly  rents.  The expense decrease in the second quarter compared to the first quarter  represents typical seasonality from lower natural gas and snow removal costs. If the second quarter expenses are adjusted to remain  constant  with first  quarter 2005 expenses for these two line items, expenses would be up 4.0% and sequential NOI results would have improved 0.3%.

Occupancies for the 3,036 net apartment  units acquired  between January 1, 2004 and June 30,  2005 (the "Recently Acquired  Communities")  averaged 95.3% during the second quarter of 2005, at average monthly rents of $1,019.

Year-to-Date Operating Results
------------------------------

For the six months ended June 30, 2005,  same-property  comparisons for the Core properties  reflected an increase in total  revenues of 1.8% resulting in a 0.5%
increase  in net  operating  income  compared  to the first six  months of 2004.
Property level operating expenses increased by 3.2%,  primarily due to increases in natural gas heating costs, personnel expense and real estate taxes, offset in part by a reduction in repairs and maintenance and property insurance.

Average  economic  occupancy for the Core  properties was 92.7% during the first six  months of 2005,  down from 93.7% a year ago,  with  average  monthly  rents rising 2.4%.

Acquisitions and Dispositions
-----------------------------

There were no transactions  closed during the quarter for either acquisitions or dispositions. Subsequent to the end of the second quarter, the Company announced the acquisition of one apartment community and the sale of another.

The acquisition,  on July 15, was a senior citizen  community in Sayville,  Long
Island, with a total of 342 units, purchased for a total price of $63.6 million, including closing costs,  which equates to an average of $186,000 per apartment.
Consideration included $43.6 million of new debt at a fixed rate of 5%, with the balance  funded  through the line of credit.  The  weighted  average  first year capitalization  rate projected on this  acquisition is 5.4%.  Built between 2001 and  2003,  the  community  consists  of 21  two-story  buildings  with one- and two-bedroom  units  renting  for an average  of $1,345 per month.  All units are individually  metered for gas heat and electric air  conditioning  and include a washer/dryer.

"The   suburban  New  York  City  region  was  Home   Properties'   largest  and
best-performing market in 2004,  contributing 24% to the Company's net operating income,"  said  Edward  J.  Pettinella,  Home  Properties  President  and  Chief
Executive  Officer.  "We will continue to acquire more properties in New Jersey,
Long Island and the lower  Hudson  Valley  where we  currently  own 45 apartment communities containing more than 8,400 apartments."

In addition,  on July 8, the Company sold a 110-unit  property in  Philadelphia,
Pennsylvania  for $5.9  million.  A gain on sale of  approximately  $1.8 million
(before  allocation of minority  interest) will be recorded in the third quarter related to this sale.  The  weighted  average  first  year  capitalization  rate projected on this disposition is 6.97%.

Update on Sale of Affordable Properties
---------------------------------------

As of June 30,  2005,  the Company  continued to own two  affordable  properties
(three  partnerships),  with a total of 1,925 units.  The Company is  continuing negotiations  to sell the one property owned in Columbus,  Ohio with a potential sale by year end. The Company is pursuing the  abandonment of the other property
(two  partnerships).  The Company has put the mortgage  holder on notice that we will no longer manage the property effective September 1, 2005, at which time we would have no further liability from operations or the non-recourse mortgage.

Capital Markets Activities
--------------------------

During the second quarter of 2005, the Company's additional capital raised under its Dividend  Reinvestment  and Direct Stock  Purchase Plan  ("DRIP")  netted to zero.  The Company met share demand  through  share  repurchase  by the transfer agent in the open  market  instead  of new  share  issuance.  This  removes  the dilution  caused by issuing  new shares at a price less than the  published  net asset value in an economic and efficient manner.

On May 26,  2005,  the  holder  of the  Series D  Convertible  Preferred  shares converted its position into 833,333 common shares. This conversion had no effect on the reported results of operations.

The Company's line of credit agreement expires September 1, 2005.  Management is currently  negotiating a new  agreement  and is expecting a combination  of less restrictive covenants as well as a reduced spread in pricing.

As of June 30, 2005, the Company's ratio of debt-to-total market  capitalization was 44.8%,  with $78 million  outstanding on its $115 million  revolving  credit facility and $10.1 million of unrestricted  cash on hand.  Mortgage debt of $1.7 billion was outstanding,  at rates of interest averaging 5.8% and with staggered maturities  averaging  approximately  eight  years.  Approximately  88% of total indebtedness is at fixed rates.  Interest coverage averaged 2.5 times during the quarter;  and the  fixed  charge  ratio,  which  includes  preferred  dividends, averaged 2.3 times.

The Company  estimates its net asset value ("NAV") per share at June 30, 2005 to be  $53.17  based on  capitalizing  at 6.3%  the  total  of the  annualized  and seasonally  adjusted  second quarter  property net operating  income,  plus a 3%
growth factor,  minus a management  fee. The Company  believes the cap rate used reflects current market  conditions and will discuss  assumptions in more detail on the conference call tomorrow.

During the second quarter of 2005, the Company did not repurchase any additional shares beyond the shares referenced in connection with the DRIP. The Company has
Board  authorization  to buy back  up to  approximately  2.7 million  additional shares of its common stock or Operating Partnership Units.

Outlook
-------

For 2005,  the  Company has  tightened  its  guidance  and expects FFO per share between  $2.87 and $2.91 per share,  which will  produce FFO per share growth of
1.0% to 2.5% when  compared  to 2004  results  before the effects of real estate impairment  charges in either year.  This guidance range  reflects  management's current assessment of economic and market conditions.

The  quarterly  breakdown  for the  remainder of 2005  guidance on FFO per share results is as follows:  third  quarter $0.79 to $0.81;  fourth  quarter $0.74 to
$0.76.  The low end of the range for each quarter  remains  unchanged,  with the high end  reduced  by two  cents  each  quarter.  Assumptions  used for the 2005 projections are included with the published supplemental information.

Conference Call
---------------

The Company will conduct a conference call and simultaneous  Webcast tomorrow at
11:00 AM  Eastern Time to review the  information  reported in this release.  To listen to the call, please dial  888-433-1657  (International  303-957-1357).  A replay  of the call  will be  available  through  August 12,  2005,  by  dialing
800-633-8284 or 402-977-9140 and entering 21228981.  The Company Webcast,  which includes a slide  presentation,  will be available live, and archived by 2:30 PM through the "Investors" section of our Web site,  www.homeproperties.com,  under the heading, "Financial Information."

The Company produces  supplemental  information that provides details  regarding property  operations,  other  income,  acquisitions,  sales,  market  geographic breakdown,  debt and net asset value. The supplemental  information is available via the Company's Web site, e-mail or via facsimile upon request.

This press release  contains  forward-looking  statements.  Although the Company believes expectations reflected in such forward-looking  statements are based on reasonable  assumptions,  it can give no assurance that its expectations will be achieved.  Factors  that may cause  actual  results  to differ  include  general economic and local real estate conditions, the weather and other conditions that
might  affect  operating  expenses,   the  timely  completion  of  repositioning
activities within anticipated  budgets,  the actual pace of future  acquisitions and dispositions, and continued access to capital to fund growth.

Home  Properties  is the sixth largest  publicly  traded  apartment  real estate investment trust in the United States. The Company owns, operates,  acquires and rehabilitates apartment communities in selected Northeast, Midwest, Mid-Atlantic
and  Southeast  Florida  markets.   Currently,   Home  Properties  operates  160
communities  containing  47,203 apartment  units. Of these,  42,577 units in 153 communities  are owned directly by the Company;  1,925 units are partially owned and managed by the Company as general  partner,  and 2,701 units are managed for other  owners.  For  more  information,  visit  Home  Properties'  Web  site  at
www.homeproperties.com.

Tables to follow.

                                  Avg. Economic
     Second Quarter Results        Occupancy(c)        Q2 '05               Q2 '05 vs. Q2 '04
     ----------------------        ------------        ------               -----------------
                                                       Average
                                                       Monthly   % Rental      % Rental
                                                        Rent/      Rate         Revenue        % NOI
                              Q2 '05        Q2 '04    Occ Unit    Growth        Growth        Growth
                              ------        ------    --------    ------        ------        ------

Core Properties(a)            93.2%          93.8%     $   967     2.1%          1.4%          0.1%

Acquisition Properties(b)     95.3%             NA      $1,019      NA            NA            NA
                              ----           ----      -------     ---           ---           ---

TOTAL PORTFOLIO               93.3%          93.8%     $   970      NA            NA            NA

                                  Avg. Economic
      Year-To-Date Results         Occupancy(c)        YTD '05             YTD '05 vs. YTD '04
      --------------------         ------------        -------             -------------------
                                                       Average
                                                       Monthly   % Rental      % Rental
                                                        Rent/      Rate         Revenue        % NOI
                              YTD '05       YTD '04   Occ Unit    Growth        Growth        Growth
                              -------       -------   --------    ------        ------        ------

Core Properties(a)            92.7%          93.7%    $   965      2.4%          1.4%          0.5%

Acquisition Properties(b)     95.1%             NA     $1,023       NA            NA            NA
                              ----           ----     -------      ---           ---           ---

TOTAL PORTFOLIO               92.9%          93.7%    $   969       NA            NA            NA

(a)  Core Properties  includes 139 properties with 39,284  apartment units owned throughout 2004 and 2005.

(b)  Reflects 13 properties with 3,036  apartment  units acquired  subsequent to
     January 1, 2004.

(c)  Average economic  occupancy is defined as total possible rental income, net of vacancy and bad debt expense as a percentage  of total  possible  rental income.  Total  possible  rental income is  determined by valuing  occupied units at contract rates and vacant units at market rents.

                              HOME PROPERTIES, INC.
                  SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS
           (in thousands, except share and per share data - Unaudited)

                                                                             Three Months Ended          Six Months Ended
                                                                                   June 30                   June 30
                                                                                   -------                   -------
                                                                            2005             2004          2005          2004
                                                                            ----             ----          ----          ----
Rental income                                                           $115,032         $108,524      $227,990      $213,585
Property other income                                                      6,092            5,284        11,265         9,877
Interest and dividend income                                                  73              147           141           299
Other income                                                                 439              698         1,027         1,163
                                                                          ------         --------      --------      --------
     Total revenues                                                      121,636          114,653       240,423       224,924
                                                                        --------         --------      --------      --------

Operating and maintenance                                                 53,623           49,267       111,134       102,377
General and administrative                                                 4,144            4,892         9,549         9,617
Interest                                                                  25,173           22,674        50,116        43,599
Depreciation and amortization                                             24,520           22,107        48,716        43,157
Impairment of assets held as General Partner                                   -                -             -         1,116
                                                                        --------         --------      --------      --------
     Total expenses                                                      107,460           98,940       219,515       199,866
                                                                        --------         --------      --------      --------
Income from operations                                                    14,176           15,713        20,908        25,058
Equity in earnings (losses) of unconsolidated affiliates                       -        (25)             -    (563)
                                                                        --------         --------      --------      --------
Income before minority interest and discontinued operations               14,176           15,688        20,908        24,495
Minority interest in Operating Partnership                             (4,151)       (4,423)    (5,749)    (6,712)
                                                                        --------         --------      --------      --------
Income from continuing operations                                         10,025           11,265        15,159        17,783
                                                                        --------         --------      --------      --------
Discontinued operations
     Income (loss) from operations, net of minority interest           (229)       (1,148)    (5,335)   (787)
     Gain (loss) on disposition of property, net of minority Interest  (77)             524     (77)          511
                                                                        --------         --------      --------      --------
Discontinued operations                                                (306)       (624)    (5,412)    (276)
                                                                        --------         --------      --------      --------
Income before loss on disposition of property                              9,719           10,641         9,747        17,507
Gain (loss) on disposition of property, net of minority interest               -                -             -     (67)
                                                                        --------         --------      --------      --------

Income before cumulative effect of change in accounting principle          9,719           10,641         9,747        17,440
Cumulative effect of change in accounting principle,
     net of minority interest                                                  -                -             -     (321)
                                                                        --------         --------      --------      --------
Net Income                                                                 9,719           10,641         9,747        17,119
Preferred dividends                                                    (1,681)       (1,899)    (3,579)    (3,797)
                                                                        --------         --------      --------      --------
Net income available to common shareholders                              $ 8,038          $ 8,742       $ 6,168      $ 13,322
                                                                        --------         --------      --------      --------
Reconciliation from net income available to common shareholders to
    Funds From Operations:
Net income available to common shareholders                              $ 8,038          $ 8,742      $  6,168      $ 13,322
Preferred dividends - convertible preferred stock                            331              549           880         1,097
Real property depreciation and amortization                               23,924           22,131        47,527        43,282
Real property depreciation - unconsolidated                                    -            1,074             -         1,617
Impairment on general partnership investment - real estate                     -                -             -           945
Loss on disposition of property                                                -                -             -            50
Minority Interest                                                          4,151            4,423         5,749         6,712
Minority Interest - income from discontinued operations                (114)       (465)    (2,635)   (286)
Loss (gain) on disposition of discontinued operations                         77        (524)           77    (511)
Cumulative effect of change in accounting principle                            -                -             -           321
                                                                        --------         --------      --------      --------
FFO (1)                                                                 $ 36,407         $ 35,930      $ 57,766      $ 66,549
                                                                        --------         --------      --------      --------
Weighted average shares/units outstanding:
     Shares - basic                                                     31,843.6         32,876.9      31,831.6      32,600.8
     Shares - diluted                                                   32,279.1         33,318.0      32,252.3      33,088.1

     Shares/units - basic(2)                                            47,684.2         48,718.7      47,598.2      48,531.1
     Shares/units - diluted(2)                                          48,623.5         49,993.1      48,018.9      49,851.7

Per share/unit:
     Net income (loss) - basic                                             $0.25            $0.27         $0.19         $0.41
     Net income (loss) - diluted                                           $0.25            $0.26         $0.19         $0.40

     FFO - basic(3)                                                        $0.76            $0.73         $1.20         $1.35
     FFO - diluted(4)                                                      $0.75            $0.72         $1.19         $1.33
     Operating FFO - diluted, before real estate impairments(5)            $0.75            $0.74         $1.35         $1.36

     AFFO(6)                                                               $0.63            $0.61         $0.96         $1.11
     Operating AFFO - before real estate impairments(5) (6)                $0.63            $0.63         $1.12         $1.14
     Common Dividend paid                                                  $0.63            $0.62         $1.26         $1.24

(1)  Pursuant to the revised  definition of Funds From Operations adopted by the
     Board of Governors of the National  Association  of Real Estate  Investment
     Trusts  ("NAREIT"),  FFO is defined as net income  (computed in  accordance with  accounting  principles  generally  accepted  in the United  States of
     America  ("GAAP"))  excluding gains or losses from disposition of property, minority  interest  and  extraordinary  items plus  depreciation  from real property. This presentation assumes the conversion of dilutive common stock
     equivalents  and  convertible   preferred  stock.  Other  similarly  titled
     measures may not be calculated in the same manner.

(2)  Basic includes common stock outstanding plus operating partnership units in
     Home Properties,  L.P., which can be converted into shares of common stock.
     Diluted includes additional common stock equivalents.

(3)  FFO for the three  months ended June 30, as computed for basic is gross FFO of $36,407 and  $35,930 in 2005 and 2004,  respectively,  less  convertible preferred  dividends  of $331  and  $549 in 2005  and  2004,  respectively, resulting  in FFO for  basic of  $36,076  and  $35,381  in 2005  and  2004, respectively.  FFO for the six months  ended June 30, as computed for basic is gross FFO of $57,766  and $66,549 in 2005 and 2004,  respectively,  less convertible  preferred  dividends  of $880 and  $1,097  in 2005  and  2004, respectively,  resulting for basic of $56,886 and $65,452 in 2005 and 2004, respectively.

(4)  Series D is anti-dilutive for the six months ended June 30, 2005, therefore the FFO for basic and  diluted  are the same.  See note 3 for the basic FFO figure.

(5)  Operating  FFO is defined as FFO as  computed  in  accordance  with  NAREIT definition,  adjusted for the add-back of real estate  impairment  charges.
     This is presented for a consistent  comparison of how NAREIT defined FFO in
     2003.  There is no  difference  between FFO and Operating FFO for the three months ended June 30, 2005. Operating FFO for the six months ended June 30,
     2005 is  diluted  FFO of $57,766  plus real  estate  impairment  charges of
     $7,725, totaling $65,491.  Operating FFO for the three and six months ended
     June 30,  2004 is  diluted  FFO of $35,930  and  $66,549  plus real  estate impairment charges of $1,100,  totaling $37,030 and $67,649,  respectively.
     The diluted  shares/units  used for this  calculation  does not change from those  presented above  for the  second  quarter  of  2005  and for the two periods  presented  in 2004.  The diluted  shares/units  for the six months ended June 30, 2005 used for Operating FFO is 48,686.5.

(6)  Adjusted  Funds From  Operations  ("AFFO")  is defined as gross FFO less an
     annual   reserve  for   anticipated   recurring,   non-revenue   generating
     capitalized  costs of $525 per apartment unit. AFFO is computed by reducing gross FFO for each  period by the share of annual  reserve  for each period of:  $5,555 for second  quarter  2005 and $5,535 for second  quarter  2004;
     $11,075  for the six months  ended June 30,  2005;  and $10,977 for the six months ended June 30, 2004.  The  resulting  sum is divided by the weighted average shares/units on a diluted basis to arrive at AFFO per share/unit.

                              HOME PROPERTIES, INC.
                       SUMMARY CONSOLIDATED BALANCE SHEETS
           (in thousands, except share and per share data - Unaudited)

                                                  June 30, 2005    December 31, 2004
                                                  -------------    -----------------
Land                                               $    408,231         $    402,620
Construction in progress                                  4,687                1,627
Buildings, improvements and equipment                 2,717,544            2,640,943
Real estate held for sale or disposal, net               41,072               78,711
                                                     ----------           ----------
                                                      3,171,534            3,123,901
Accumulated depreciation                           (454,179)        (405,919)
                                                     ----------           ----------
Real estate, net                                      2,717,355            2,717,982

Cash and cash equivalents                                10,073                7,925
Cash in escrows                                          42,308               43,883
Accounts receivable                                       4,385                6,664
Prepaid expenses                                         13,665               18,224
Deferred charges                                         13,086               13,778
Other assets                                              9,559                8,340
                                                     ----------           ----------
Total assets                                         $2,810,431           $2,816,796
                                                     ==========           ==========
Mortgage notes payable                               $1,716,595           $1,644,722
Line of credit                                           78,000               58,000
Accounts payable                                         15,488               24,600
Accrued interest payable                                  7,945                8,876
Accrued expenses and other liabilities                   22,749               26,750
Security deposits                                        23,365               22,651
                                                     ----------           ----------

Total liabilities                                     1,864,142            1,785,599

Minority interest                                       292,208              310,775
Stockholders' equity                                    654,081              720,422
                                                     ----------           ----------

Total liabilities and stockholders' equity           $2,810,431           $2,816,796
                                                     ==========           ==========

Total shares/units outstanding:

Common stock                                           32,471.5             32,625.4
Operating partnership units                            15,786.0             15,591.3
Series D convertible cumulative preferred stock*              -                833.3
                                                     ----------           ----------
                                                       48,257.5             49,050.0

*Potential common shares

                                                       # # #

For further information:

David P. Gardner, Executive Vice President and Chief Financial Officer, (585) 246-4113
Charis W. Warshof, Vice President, Investor Relations, (585) 295-4237